Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that AFFINITY GROUP, INC., a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Stephen Adams, Michael Schneider and Thomas F. Wolfe, and each of them (with full power to each of them to act alone), its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf in its/his name, place and stead, in any and all capacities to sign, execute, affix its/his seal thereto and file the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the Securities Exchange Act of 1934, as amended, including any amendment or amendments thereto, with all exhibits and any all documents required to be filed with respect thereto with any regulatory authority.

There is hereby granted to said attorneys, and each of the, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in respect of the foregoing as fully as it/he or itself/himself might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

IN WITNESS WHEREOF, AFFINITY GROUP, INC. has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer as of the 20th day of March 2007.

AFFINITY GROUP, INC.
By:	/s/ Michael A. Schneider
Michael A. Schneider, President and
Chief Executive Officer

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The undersigned directors of AFFINITY GROUP, INC., a Delaware corporation, have hereunto set their hands as of the 20th day of March 2007.

/s/ Stephen Adams	/s/ David Frith-Smith
Stephen Adams	David Frith-Smith

/s/ Michael A. Schneider	/s/ J. Kevin Gleason
Michael A. Schneider	J. Kevin Gleason

/s/ Andris A. Baltins	/s/ George Pransky
Andris A. Baltins	George Pransky

102